Exhibit 23.8

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated August 8, 1997, for Concorde Group, Inc. and Neil Tucker Trust included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on October 30, 1997, and to all references to our Firm included in this registration statement.

                                            /s/ Fisher, Schacht & Oliver, LLP

Rochester, New York
November 13, 1998